                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                      DATE OF REPORT: SEPTEMBER 17, 1999
                      ----------------------------------
                       (DATE OF EARLIEST EVENT REPORTED)


                       BALLISTIC RECOVERY SYSTEMS, INC.
                       --------------------------------
             (Exact name of registrant as specified in its charter)


       MINNESOTA                0-15318                 41-1362079
    ---------------          -------------          ------------------
    (State or other          (Commission            (I.R.S. Employer
     jurisdiction             File Number)          Identification No.)
    of Incorporation)


                               300 AIRPORT ROAD
                            SO. ST. PAUL, MN 55075
                            ----------------------
                    (Address of principal executive offices)



      Registrant's telephone number, including area code: (651) 457-7491

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Item 5.  OTHER EVENTS

On September 17, 1999, the Registrant entered into a Purchase and Supply Agreement with Cirrus Design Corporation, one of the Registrant's customers. The Agreement sets out certain terms and conditions for the parties as to their business relationship for the next five years. As part of the Agreement, the customer has forgiven $604,000 in purchase discounts that it was entitled to. In exchange for the forgiveness, the customer has the right to receive warrants to purchase the Registrant's common stock over the five-year period. To be entitled to the warrants, the customer must meet certain purchase levels for the Registrant's product, which is to be included as standard equipment by the customer. If the customer meets all of its purchase levels and chooses to exercise the warrants, the cumulative amount of stock that the customer could acquire upon exercise and payment of the exercise price would be 1.4 million shares or 19.3% of the Registrant's shares based on today's outstanding shares.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  EXHIBITS

              10.1 Purchase and Supply Agreement dated September 17, 1999 between the Registrant and Cirrus Design Corporation

              99.1 Press Release dated September 17, 1999 titled "Cirrus Design, Builder of the SR20 Aircraft, Opts for Stake in Parachute Maker, BRS"

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BALLISTIC RECOVERY SYSTEMS, INC.


DATE: SEPTEMBER 20, 1999                    BY:  /s/ MARK THOMAS
                                               -----------------------
                                            NAME: MARK THOMAS
                                            TITLE: PRESIDENT AND CEO.